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                        NIAGARA MOHAWK POWER CORPORATION

                         COMMON STOCK ($1.00 PAR VALUE)


                             UNDERWRITING AGREEMENT

                            Dated as of June 25, 1998

               Donaldson, Lufkin & Jenrette Securities Corporation

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                Smith Barney Inc.

                      Wasserstein Perella Securities, Inc.

                             CIBC Oppenheimer Corp.



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                                                                  June 25, 1998



DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SMITH BARNEY INC.
WASSERSTEIN PERELLA SECURITIES, INC.
CIBC OPPENHEIMER CORP.
   c/o   Donaldson, Lufkin & Jenrette Securities Corporation
         277 Park Avenue
         New York, New York 10172

Ladies and Gentlemen:

         Niagara Mohawk Power Corporation, a New York corporation (the "Company"), proposes to issue and sell 22,399,248 shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock"), to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill"), Smith Barney Inc. ("Smith Barney"), Wasserstein Perella Securities, Inc. ("Wasserstein") and CIBC Oppenheimer Corp. ("Oppenheimer" and together with DLJ, Merrill, Smith Barney and Wasserstein, the "Underwriters"). DLJ shall act as the representative of the several Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3, including a prospectus, relating to the Shares. Such registration statement, including all exhibits thereto and documents incorporated by reference therein at the date hereof pursuant to Item 12 of Form S-3 under the Securities Act, is hereinafter referred to as the "Registration Statement." The Company has filed with, or transmitted for filing to, the Commission, pursuant to Rule 424 under the Securities Act, a preliminary prospectus supplement dated June 1, 1998 (the "Preliminary Prospectus Supplement") to the base prospectus (the "Base Prospectus") included in the Registration Statement (such Preliminary Prospectus Supplement relating to the Shares in the form so filed or transmitted, together with the Base Prospectus dated June 1, 1998 and the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, is hereinafter referred to as the "Preliminary Prospectus"). The Company has filed with, or transmitted for filing to, or shall


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promptly  hereafter  file  with or  transmit  for  filing  with the  Commission, pursuant to Rule 424 under the Securities Act, a prospectus supplement dated June 25, 1998 to the Base Prospectus (such prospectus supplement relating to the Shares in the form so filed or transmitted, together with the Base Prospectus dated June 1, 1998 and the documents incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, is hereinafter referred to as the "Prospectus"). The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Registration Statement and the Base Prospectus (pursuant to Item 12 of Form S-3 under the Securities Act) that are filed subsequent to the date of the Prospectus by the Company with the Commission pursuant to the Securities
Exchange Act of 1934, as amended (the "Exchange Act") and prior to the completion of the offering of the Shares.

         2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $14.125 (the "Purchase Price") the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery and Payment. The Shares to be purchased by the Underwriters shall be represented by definitive certificates and shall be issued in such amounts and registered in such names as DLJ on behalf of the Underwriters shall request no later than two business days prior to the Closing Date. Delivery of the Shares to be purchased by the Underwriters shall be made to DLJ through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the several Underwriters against payment by the several Underwriters through DLJ to the Company of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares to be purchased by the Underwriters shall be made available for inspection, checking and packaging not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date at the office of DTC or its designated custodian (the "Designated Office") in New York, New York. The time and date of delivery and payment for the Shares shall be 9:00 A.M., New York City time, on June 30, 1998 or such other time on the same or such other date as DLJ and the Company shall agree in writing. The time and date of delivery of the Shares are hereinafter referred to as the "Closing Date".

         The documents to be delivered on the Closing Date on behalf of the parties hereto pursuant to Section 8 of this Agreement shall be delivered at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022, or such other place as DLJ and the Company shall agree in writing, and the Shares shall be delivered at the Designated Office in New York, New York, all on the Closing Date.

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         5.  Agreements  of the  Company.  The  Company  agrees with the several
Underwriters that:

         (a) The Company will cause the Prospectus to be filed or mailed for filing pursuant to Rule 424 under the Securities Act and will promptly notify you of such filing or mailing, and you hereby consent to such filing or mailing. During the period for which a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company will advise you promptly and, if requested by you, confirm such advice in writing, (i) when any amendment to the Registration Statement has been declared effective or has become effective or any further supplement to the Prospectus has been filed, (ii) when any subsequent supplement to the Base Prospectus has been filed or mailed for filing, (iii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Base Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or any other applicable securities law, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company will promptly notify DLJ and will promptly prepare and file with the Commission, subject to paragraph (h) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

         (c) The Company will make generally available to its security holders (within the meaning of Rule 158 under the Securities Act) as soon as practicable an earnings statement of the Company covering a period of at least twelve months after the date of the Prospectus filed pursuant to Rule 424 under the Securities Act, which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the Company's option, Rule 158 thereunder).

         (d) The Company will furnish to you and each Underwriter designated by you such number of copies of the Registration Statement and the Prospectus as so filed and of each amendment to it, including all exhibits filed therewith and all exhibits incorporated therein by reference, as you may reasonably request.

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         (e) Prior to any public  offering of the Shares,  to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation, in any jurisdiction in which it is not now so subject.

         (f) For three years following the date hereof, the Company will furnish (or cause to be furnished) to DLJ as soon as available copies of (i) all reports or other communications furnished to stockholders of the Company and (ii) all reports and financial statements filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

         (g) During the period beginning from the date of this Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Shares, as notified to the Company by DLJ or (ii) the ninetieth day after the Closing Date for the Shares, the Company will not offer, sell or otherwise dispose of any shares of Common Stock of the Company (except
(A) shares of Common Stock issuable upon exercise of options to purchase shares of Common Stock of the Company that are outstanding on the Closing Date, (B) under the MRA (as hereinafter defined), (C) under the Company's Dividend Reinvestment and Stock Purchase Plan or Employee Savings Fund Plans or (D) under prior contractual commitments which have been disclosed to you), without the prior written consent of DLJ, which consent shall not be unreasonably withheld.

         (h) The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Base Prospectus (other than any prospectus supplement relating to the offering of securities registered under the Registration Statement other than the Shares and permitted by subsection (g) of this Section 4, or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference in the Registration Statement or the Base Prospectus) to which you shall object in writing or which shall be disapproved in writing by counsel for the Underwriters. The Company will furnish to you prior to the filing thereof a copy of any such prospectus supplement and any document which upon filing is deemed to be incorporated by reference in the Registration Statement or the Base Prospectus.

         (i) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many

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copies of the Prospectus  (and of any amendment or supplement to the Prospectus)
as such Underwriter or dealer may reasonably request.

         (j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement becomes effective or is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), the Preliminary Prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers as provided herein, (ii) the preparation, printing (including, without limitation, word processing and duplicating costs) and delivery of this Agreement and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iii) all costs and expenses related to the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and reasonable costs of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) furnishing such copies of the Registration Statement, the Preliminary Prospectus and the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) the cost of printing certificates representing the Shares, (viii) all fees and expenses in connection with approval of the Shares by the DTC for "book-entry" transfer, and
(ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

         (k) To apply the net proceeds from the sale of the Shares to be sold hereunder for the purposes set forth in the Registration Statement and the Prospectus (and any supplements or amendments thereto).

         6.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

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         (b) (i) The Registration  Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) shall not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein. The Company and the Underwriters acknowledge for all purposes under this Agreement (including this paragraph, Section 6(c) hereof, Section 7(a) hereof and Section 7(b) hereof) that the statements with respect to price and discount and the last paragraph on the cover page of the Prospectus and the second and sixth paragraphs under the table in the section entitled "Underwriting" in the Prospectus constitute the only information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any statements or omissions) pertaining to any arrangement or agreement with respect to any party other than the Underwriters or any party to an arrangement or agreement with the Underwriters.

         (c) The Preliminary Prospectus relating to the Shares filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in such Preliminary Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

         (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business and to own, lease and operate its properties as described in the Prospectus, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

         (e) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under, this Agreement and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Shares as provided herein and therein.

         (f) This Agreement has been duly authorized and validly executed by the Company and (assuming the due execution and delivery hereof by the Underwriters) is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited (i) by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) to the extent that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

         (g) The Company is authorized to issue and sell up to $1,160,000,000 of its securities, which may include Common Stock, under the Registration Statement. The issuance and sale of the Shares will not cause the Company to exceed the limitations as to the aggregate amount of its securities that may be issued and sold under the Registration Statement.

         (h) All the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

         (i) The Shares represent securities that are otherwise deliverable to the independent power producers pursuant to the terms and conditions of the Master Restructuring Agreement dated July 9, 1997, as amended (the "MRA"), and the Company has entered into an agreement with such persons permitting it to offer and sell the Shares hereunder.

         (j) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (k) The Shares when issued will be admitted for trading on the New York Stock Exchange.

         (l) The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any bond, debenture, note, indenture, loan agreement, mortgage, lease or any other evidence of indebtedness or any other agreement or instrument filed as an exhibit to the Company's Registration Statement or 1997 annual report on Form 10-K, (ii) violate or conflict with any applicable law, statute, rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iii) result in the imposition or creation of (or the obligation to create or impose) a lien, encumbrance or security interest under any agreement or instrument filed as an exhibit to the Company's Registration Statement or 1997 annual report on Form 10-K, or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization, except in all cases as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         (m) No consent, waiver, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency or other person is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated hereby, except (i) such as have been obtained and made under the Securities Act and such as are expected to be obtained from the New York Public Service Commission (the "PSC") on or prior to the Closing Date, or have been obtained as described in the Prospectus, (ii) such as are required under state securities or Blue Sky laws and regulations, and (iii) such as to which the failure to be obtained or made would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         (n) There is no legal or administrative  proceeding,  statute,  rule or
regulation,   contract  or  document  concerning  the  Company  or  any  of  its subsidiaries of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement that is not so described or filed as required.

         (o) To the Company's knowledge, each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all federal and state governmental or regulatory authorities and self-regulatory organizations, as are necessary to conduct its business substantially as described in the Prospectus, subject in each case to such qualifications as may be set forth in the Prospectus, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have a Material Adverse Effect.

         (p) Except as otherwise set forth in the Prospectus or such as are not material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole, at the Closing Date, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement and the Prospectus as being owned by it. At the Closing Date, all leases to which the Company is a party will be valid and binding, no default will have occurred or be continuing thereunder, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as would not reasonably be expected to have a Material Adverse Effect.

         (q) Except as otherwise set forth in the Prospectus and subject to such qualifications as may be set forth therein, neither the Company nor any of its subsidiaries has violated any provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations promulgated thereunder, which in each case would reasonably be expected to result in a Material Adverse Effect. Except as otherwise set forth in the Prospectus, to the knowledge of the Company, the Company and its subsidiaries are in compliance with all applicable existing federal, state and foreign laws (including statutes and the common law) and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

         (r) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against the Company or its subsidiaries before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or its subsidiaries or, to the best knowledge of the Company, threatened against them except for such actions specified in clause (i) or (ii) above, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         (s) Price Waterhouse LLP are independent public accountants with respect to the Company as required by the Securities Act.

         (t) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. The pro forma financial data included in the Registration Statement and the Prospectus have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to the assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the Registration Statement and Prospectus and comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of these statements.

         (u) Since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus, there has not occurred any material adverse change or any development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

         (v) The Company is presently exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended, that would require it to register thereunder.

         (w) There are no holders of securities of the Company who, by reason of the execution of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated thereby, have the right to request or demand that the Company register under the Securities Act, in the Registration Statement, securities held by them who have not waived such right.

         (x) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         7. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or the Preliminary Prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 7(a) and 7(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 7(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by DLJ, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent but the indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action effected with the indemnifying party's written consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         (d) To the extent the indemnification provided for in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) The Registration Statement shall remain effective on the date of the execution and delivery of this Agreement, and on the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the Company's knowledge, contemplated by the Commission.

         (c) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any material adverse change or any development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, not in the ordinary course of business, which is material and adverse and makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (d) The Underwriters shall have received on the Closing Date a certificate dated the Closing Date, signed by William E. Davis and William F. Edwards, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, confirming the matters set forth in Sections 8(a), 8(b), 8(c) and 8(h) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (e) The Underwriters shall have received on the Closing Date opinions and letters (satisfactory to the Underwriters and counsel for the Underwriters), dated the Closing Date, of Sullivan & Cromwell, special counsel for the Company, Swidler & Berlin, regulatory counsel for the Company, Winston & Strawn, regulatory counsel for the Company, Bryan Cave LLP, special tax counsel for the Company, and Paul Kaleta, Esq., the Company's Vice President-Law & General Counsel, substantially in the form of Exhibits 1A, 1B, 1C, 1D and 1E hereto, respectively.

         (f)  The  Underwriters  shall  have  received  on the  Closing  Date an
opinion,   dated  the  Closing  Date,  of  Sidley  &  Austin,  counsel  for  the
Underwriters, substantially in the form of Exhibit 2 hereto.

         (g) The Underwriters shall have received a letter dated on and as of the Closing Date, in form and substance satisfactory to the Underwriters, from Price Waterhouse LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus in the form and substance of the letter delivered to the Underwriters by Price Waterhouse LLP on the date of this Agreement.

         (h) The PSC shall have issued a written order or orders (the "PSC Orders") approving the Company's PowerChoice Settlement Agreement (the "PowerChoice Agreement"), including the issuance by the Company of the Shares pursuant to the Master Restructuring Agreement dated July 9, 1997, as amended (the "MRA"); the PSC Orders shall remain in full force and effect; the PSC shall not have publicly indicated its intention to modify, amend or otherwise change the PSC Orders in any material respect; no party or entity with legal standing shall have entered a notice of appeal, or otherwise publicly indicated it intention to appeal, the PSC Orders; no judicial or administrative proceeding shall have been instituted that challenges the validity of, or otherwise seeks to modify, amend, stay or enjoin the effectiveness of, the PSC Orders if (with respect to any of the events in this and the two immediately preceding clauses), in the reasonable judgment of the Underwriters, such event makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus; and all conditions precedent to the effectiveness of the PowerChoice Agreement and the MRA shall have been satisfied or waived and the transactions contemplated by the MRA shall have closed (or shall close concurrently with the Closing hereunder).

         (i) The Shares shall have been approved for listing on the New York Stock Exchange, and written evidence thereof shall have been delivered to the Underwriters.

         (j) The offering and sale of the Company's series A through G senior notes and senior discount notes that are issued pursuant to an indenture, dated as of June 30, 1998 between the Company and IBJ Schroder Bank & Trust Company, as trustee, shall have been consummated.

         (k) The Company shall not have failed on or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required hereunder to be performed or complied with by the Company on or prior to the Closing Date.

         9. Effectiveness of Agreement and Termination. This Agreement shall become effective upon its execution by and of the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in the Underwriters' good faith judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities involving the United States or other national or international calamity or crisis involving the United States or change in economic conditions or in the financial markets of the United States that, in the Underwriters' good faith judgment, is material and adverse and would, in the Underwriters' good faith judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange or limitation on prices for securities or other instruments generally on such exchange, or (iv) the declaration of a banking moratorium by either federal or New York State authorities.

         If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Shares which it has or they have agreed to purchase hereunder on such date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Shares set forth opposite its name in
Schedule I bears to the total number of Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Shares which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to Niagara Mohawk Power Corporation, 300 Erie Boulevard West, Syracuse, New York 13202,
Attention: General Counsel and (ii) if to the Underwriters, c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the officers or directors of the Company or any person controlling the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement or if for any reason the Shares are not delivered by or on behalf of the Company as provided herein, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(j) hereof.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflict of laws provisions thereof.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

                                        Very truly yours,

                                        NIAGARA MOHAWK POWER CORPORATION



                                        By:   /s/ Arthur W. Roos
                                           ------------------------------------
                                           Name: Arthur W. Roos
                                           Title: Vice President and Treasurer


Acknowledged and accepted on the date
first described herein.

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ Jane Sadowsky
    ----------------------------
    Name: Jane Sadowsky
    Title: Senior Vice President


MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By: /s/ Richard A. Vaccari
    -----------------------------
    Name: Richard A. Vaccari
    Title: Managing Director


SMITH BARNEY INC.


By: /s/ Paul T. Addison
    ------------------------------
    Name: Paul T. Addison
    Title: Managing Director

WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ Kenneth A. Buckfire
    ------------------------------
    Name: Kenneth A. Buckfire
    Title: Managing Director


CIBC OPPENHEIMER CORP.


By: /s/ J. Garth Klimchuk
    ------------------------------
    Name: J. Garth Klimchuk
    Title: Executive Director

                                   SCHEDULE I



                                                               Number of
                                                                 Shares
Underwriters                                                to be Purchased


Donaldson, Lufkin & Jenrette Securities                        7,839,736
Corporation

Merrill Lynch, Pierce, Fenner & Smith                          4,479,850
Incorporated

Smith Barney Inc.                                              4,479,850

Wasserstein Perella Securities, Inc.                           4,479,850

CIBC Oppenheimer Corp.                                         1,119,962
                                                               ---------

                                                  Total       22,399,248